Exhibit 99.(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for

Tender of Shares of Common Stock

of

IKON Office Solutions, Inc.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 19, 2007, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form (or a manually executed facsimile hereof) must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, of no par value per share, of IKON Office Solutions, Inc., an Ohio corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary before the Expiration Time (as defined in the Offer to Purchase), (2) the procedures for book-entry transfer described in Section 3 of the Offer to Purchase cannot be completed before the Expiration Time or (3) time will not permit all required documents to reach the Depositary before the Expiration Time. This form, signed and properly completed, must be delivered by hand, mail or overnight delivery or transmitted by facsimile to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Offer is:

National City Bank

By First Class Mail: National City Bank, Depositary Corporate Actions Processing Center P. O. Box 859208 Braintree, Massachusetts 02185-9208	By Facsimile: (781) 930-4942 To confirm receipt of FAX, call (781) 930-4900	By Registered, Certified, Express or Overnight Delivery or In Person: National City Bank, Depositary Corporate Actions Processing Center 161 Bay State Drive Braintree, Massachusetts 02184

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Deliveries to the Company, to the Dealer Managers for the Offer or to the Information Agent for the Offer will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to DTC (as defined in the Offer to Purchase) will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned acknowledges receipt of the Offer to Purchase dated November 21, 2007 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) and hereby tenders to the Company, on the terms and subject to the conditions set forth in the Offer, the number of shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Unless the context otherwise requires, all references to the shares shall refer to the common stock, of no par value per share, of the Company.

Number of shares to be tendered:                      shares*

*Unless otherwise indicated, it will be assumed that all shares are to be tendered.

THE UNDERSIGNED IS TENDERING SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	SHARES TENDERED AT PRICE DETERMINED BY YOU (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “Shares Tendered at Price Determined Under the Tender Offer,” the undersigned tenders shares at the price checked. This action could result in none of the shares being purchased if the purchase price determined by the Company is less than the price checked below. A SHAREHOLDER WHO DESIRES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY AND/OR LETTER OF TRANSMITTAL FOR EACH PRICE AT WHICH SHARES ARE TENDERED. The same shares cannot be tendered at more than one price, unless previously validly withdrawn as provided in Section 4 of the Offer to Purchase.

PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐ $13.00	☐ $13.75	☐ $14.50

☐ $13.25	☐ $14.00	☐ $14.75

☐ $13.50	☐ $14.25	☐ $15.00

OR

(2)	SHARES TENDERED AT PRICE DETERMINED UNDER THE TENDER OFFER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “Shares Tendered at Price Determined by You,” the undersigned hereby tenders shares at the purchase price determined by the Company in accordance with the terms of the Offer.

☐  The undersigned wants to maximize the chance of having the Company purchase all shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the purchase price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $13.00 PER SHARE.

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

ODD LOTS

(See Instruction 14 of the Letter of Transmittal)

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

In addition, the undersigned is tendering shares either (check one box):

☐ at the purchase price, as shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share above); or

☐ at the price per share indicated above in the section captioned “Shares Tendered at Price Determined by You.”

CONDITIONAL TENDER

(See Instruction 13 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of shares upon the Company purchasing a specified minimum number of shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the shares tendered by you will be purchased. It is the tendering shareholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor before completing this section. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐ The minimum number of shares that must be purchased from me, if any are purchased from me, is:                      shares.

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her shares and checked this box:

☐ The tendered shares represent all shares held by the undersigned.

Certificate Nos. (if available):

Signature(s):

Name(s) of Registered Holder(s):

(Please Print or Type)

Address(es):

Daytime Area Code and Telephone Number: (            )

If shares will be delivered by book-entry transfer, check this box ☐

    and provide the following information:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within three trading days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an agent’s message (as defined in the Offer to Purchase) and certificates for shares to the Depositary, or complete the procedures for book-entry transfer deliveries, within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Names of Firm:

Authorized Signature:

Name(s) of Registered Holder(s):

(Please Print or Type)

Title:

Address:

Daytime Area Code and Telephone Number: (            )

Dated:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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